UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2007

DIRECT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50360	62-1564496
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

            1281 Murfreesboro Road                                         37217
                Nashville, Tennessee
(Address of Principal Executive Offices)                                    (Zip Code)

Registrant's Telephone Number, Including Area Code: (615) 399-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 6, 2007, Direct General Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1, in which the Company announced that it had entered into a Memorandum of Understanding ("MOU") with the plaintiffs to settle three purported federal shareholder derivative actions filed in the first quarter of 2005, which have been consolidated into one action captioned as In Re Direct General Corporation Derivative Litigation, United States District Court for the Middle District of Tennessee, No. 3:05-0158 (the "Federal Litigation"). As described below, the Federal Litigation was amended to add putative class action claims relating to the Company’s announcement of its execution of a definitive agreement to merge with Elara Holdings, Inc. ("Elara"). Pursuant to the terms of the MOU, the defendants will pay an award of attorneys' fees and expenses of $675,000, and all state and federal derivative and class action claims will either be voluntarily dismissed with prejudice or the parties in the Federal Litigation will take such action as is necessary to have such claims dismissed with prejudice. The parties also are negotiating terms that would provide the plaintiffs with certain benefits if Elara sells or divests Direct General within a certain time after the merger between Elara and Direct General closes. The settlement is subject to several conditions, including approval by the court in which the Federal Litigation is pending.

On December 5, 2006, the Company announced its execution of a definitive agreement to merge with Elara, an affiliate of Fremont Partners and Texas Pacific Group, under which Elara will acquire all of the outstanding common stock of the Company (the "Merger"). The Company's Board of Directors, based in large part upon the unanimous recommendation of the special committee of the Board of Directors (the "Special Committee"), approved the acquisition of the Company by Elara on the terms and subject to the conditions set forth in the merger agreement. In the transaction, the Company's shareholders will receive $21.25 in cash for each share of the Company's common stock that they hold. The transaction is subject to receipt of shareholder approval and required regulatory approvals, as well as satisfaction of other closing conditions.

On December 6, 2006, the plaintiffs in the Federal Litigation filed a motion for leave to amend the complaint to, among other things, add claims relating to the Merger. The amended complaint alleges, among other things, that the consideration to be paid in the Merger is unfair and is the result of an unfair process and that the Merger was agreed to by the Company's directors and officers in order to discharge their alleged personal liability. The amended complaint further alleges that the Company's directors and officers breached their fiduciary duties by agreeing to a merger structure that is designed to deter higher offers from other bidders, for failing to obtain the highest and best price for the Company's shareholders and for structuring the merger so that the individuals would receive undeserved change in control benefits, including the immediate vesting of unvested options. The plaintiffs also contested whether the Special Committee members were disinterested and whether they had any interests in the Merger separate and distinct from the interest of shareholders. If the Merger is approved and closed, the Special Committee defendants might have asserted certain defenses in the Federal Litigation that could have provided a benefit to them separate from other shareholders. However, given the settlement in principle, all claims against such defendants are settled and resolved and will become final with court approval.

In addition, pursuant to the terms of the MOU, the Company has agreed to provide additional information to shareholders by filing such information as exhibits to this Current Report on Form 8-K. Direct General does not make any admission that such supplemental disclosures are material. The opinion of SunTrust Robinson Humphrey dated February 2, 2007 is attached hereto as Exhibit 99.2. A presentation made by SunTrust Robinson Humphrey to the Direct General Board of Directors on December 4, 2006 is attached hereto as Exhibit 99.3. A presentation made by SunTrust Robinson Humphrey to the Direct General Board of Directors on February 2, 2007 is attached hereto as Exhibit 99.4. SunTrust Robinson Humphrey’s opinion and the presentation materials were provided to the Special Committee and the Board of Directors of Direct General in connection with its evaluation of the merger consideration to Direct General’s shareholders (other than affiliates of Elara or the continuing investors). While the presentation materials were intended to be a materially accurate representation of the information that provided the basis for the opinion, they did not necessarily provide the complete basis for any such opinion, were not provided for the benefit of the shareholders and should not be relied upon by the shareholders in making investment decisions. The opinion does not address any other aspect of the proposed merger, relates only to the fairness, from a financial point of view, of the merger consideration and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the Merger.

A special meeting of the shareholders to consider the Merger is set to occur on March 8, 2007 at the Company's corporate headquarters located at 1281 Murfreesboro Rd, Nashville, Tennessee 37217 at 11:00 am local time.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements based on current expectations of the Company’s management. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the failure to obtain approval of the Stipulation of Settlement by the court; (2) a party withdrawing or otherwise terminating its participation in the MOU; or (3) other factors that are described in the Company’s filings made with the Securities and Exchange Commission. While the Company’s management makes projections and estimates in good faith, many of the factors that will determine the outcome of the subject matter are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued by Direct General Corporation, dated March 6, 2007
99.2	Opinion of SunTrust Robinson Humphrey, dated February 2, 2007
99.3	SunTrust Robinson Humphrey Presentation to the Board of Directors, dated December 4, 2006
99.4	SunTrust Robinson Humphrey Presentation to the Board of Directors, dated February 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECT GENERAL CORPORATION
(Registrant)

By: /s/ Ronald F. Wilson
Name:	Ronald F. Wilson
Title:	Secretary

Date: March 6, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued by Direct General Corporation, dated March 6, 2007
99.2	Opinion of SunTrust Robinson Humphrey, dated February 2, 2007
99.3	SunTrust Robinson Humphrey Presentation to the Board of Directors, dated December 4, 2006
99.4	SunTrust Robinson Humphrey Presentation to the Board of Directors, dated February 2, 2007